SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported) December 15, 1999





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     (1) The Registrant has mailed the following Third Quarter 1999 Interim Report, dated November 10, 1999, to its shareholders:

Simtek Corporation
1465 Kelly Johnson Blvd. #301
Colorado Springs, CO 80920


[GRAPHIC OMITTED]


THIRD
QUARTER 1999
INTERIM REPORT

--------------------------------------------------------------------------------

To Our Shareholders:                                           November 10, 1999

This report covers the quarter ended September 30, 1999. Shareholders who desire further disclosure information may request the following reports from the Securities and Exchange Commission or from Simtek Corporation: Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB.

Simtek Corporation ("Simtek" or the "Company") recorded net product sales of $1,633,348 for the third quarter of 1999 and $4,939,654 for the nine months ended September 30, 1999 up from the $1,464,760 recorded for the third quarter 1998 and the $4,806,039 for the nine months ended September 30, 1998. The product sales were from the Company's 4 kilobit, 16 kilobit, 64 kilobit and 256 kilobit nvSRAM product families. The increase in net sales for the three and nine months ended September 30, 1999 were primarily from sales of the Company's nvSRAM products in the Far East returning to their historic levels with the Company.

The Company saw a decrease of approximately 11% and 8% in gross margins, as a percent of sales, for the three months and nine months ended September 30, 1999, respectively, as compared to the same periods in 1998. The decrease in gross margin was due primarily to a decrease in average selling prices associated with large production volume orders and a decrease in product sales from the high end industrial and military products in the three months ended September 30, 1999. During the third quarter, the Company expected short-term demand for high-margin military products to be down due to cyclical government contract requirements. The Company planned to more than compensate for this with increased commercial shipments. Even though customer demand was strong, the Company experienced a delay in manufacturing a significant number of parts through its subcontractors, resulting in lower revenues than had been forecast. Management believes these production issues have been resolved and will allow the Company to catch up with growing customer demand in the fourth quarter.

Total operating expenses experienced an approximate $9,000 increase in the three months ended September 30, 1999 as compared to the three months ended September 30, 1998. This increase was due primarily to a headcount increase in sales and marketing. The nine months ended September 30, 1999 saw a decrease in operating expenses of approximately $65,000 as compared to the same period in 1998. Research and development saw the largest decrease of approximately $80,000. This decrease was primarily due to the Company incurring additional costs associated with the installation of its 64 kilobit and 256 kilobit products based on 0.8 micron technology into Chartered in 1998. The Company did not have these costs in 1999. Administration showed a decrease of approximately $33,000, which was primarily due to a decrease in headcount. Sales and Marketing saw an increase of approximately $48,000. This increase was primarily due to increased headcount.

The Company recorded a net loss of $105,577 and $146,543 for the three and nine months ended September 30, 1999, respectively, as compared to a net income of $17,383 and $195,692 for the same periods in 1998. The decrease in net income was primarily due to decreased gross margins.

The Company's ability to return to profitability will depend primarily on its ability to improve gross margins by reducing manufacturing costs and increasing net product sales by improving the availability of existing products and by the introduction of new products. In the third quarter 1999, the Company continued to ship production orders of all its nvSRAM product families along with shipping smaller quantities to customers interested in designing this product into its applications.

The following Statements of Operations compare the three months and nine months ended September 30, 1999 with the three months and nine months ended September 30, 1998. The Balance Sheet is shown as of September 30, 1999 and December 31, 1998.

We at Simtek appreciate your continued support.

Sincerely,


/s/ Douglas Mitchell
DOUGLAS MITCHELL
President and CEO

-----------------------------------------------------------------------------------------
Balance Sheet
-----------------------------------------------------------------------------------------

                                                     September 30,           December 31,
                                                         1999                   1998
                                                     -------------           ------------

                                    ASSETS
                                    ------
CURRENT ASSETS:
Cash and cash equivalents                             $  1,902,914           $  2,149,820
Certificate of deposit, restricted portion                 400,000                100,000
Certificate of deposit, unrestricted portion                 7,868                      -
Accounts receivable  -  trade, net                       1,079,071                744,754
Inventory, net                                             816,955                915,905
Prepaid expenses and other                                  38,014                 47,703
                                                      -----------------------------------

Total current assets                                     4,244,822              3,958,182

EQUIPMENT AND FURNITURE,  net                              457,487                221,119

OTHER ASSETS                                                52,223                 60,616
                                                      -----------------------------------

TOTAL ASSETS                                          $  4,754,532           $  4,239,917
                                                      ===================================

                      LIABILITIES AND SHAREHOLDER'S EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
Accounts payable:                                     $    579,872           $    251,015
Capital lease obligation - current portion                  51,115                      -
Accrued expenses                                           265,453                232,837
Accrued wages                                              221,475                222,948
Accrued vacation payable                                    83,143                 70,743
Payable to ZMD                                             130,153                130,153
                                                      -----------------------------------
          Total current Liabilities                      1,331,211                907,696

CAPITAL LEASE OBLIGATION, NET OF CURRENT PORTION           203,377                      -

CONVERTIBLE DEBENTURES                                   1,500,000              1,500,000

SHAREHOLDER'S EQUITY:
Preferred stock, $1.00 par value;  2,000,000 shares
     authorized, none issued and outstanding                     -                     -
Common stock, $.01 par value;  80,000,000 shares
     authorized, 28,955,226 and 28,745,226 shares
     issued and outstanding at September 30, 1999
     and December 31, 1998, respectively                   289,552                287,452
Additional paid-in capital                              29,793,041             29,760,875
Accumulated deficit                                    (28,362,649)           (28,216,106)
                                                      -----------------------------------
Shareholder's equity                                     1,719,944              1,832,221
                                                      -----------------------------------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY            $  4,754,532           $  4,239,917
                                                      ===================================

-----------------------------------------------------------------------------------------

OTC Electronic Bulletin Board                        Registrar and Transfer Agent
System Symbol:                                       Continental Stock Transfer and Trust
SRAM                                                 2 Broadway
                                                     New York,  NY   10004

-----------------------------------------------------------------------------------------------
Statement of Income
-----------------------------------------------------------------------------------------------

                                         Three Months Ended Sept 30,      Nine Months Ended Sept 30,

                                            1999          1998               1999          1998
                                            ----          ----               ----          ----
NET SALES                               $ 1,633,348   $ 1,464,760        $ 4,939,654   $ 4,806,039

Cost of sales                             1,121,868       843,025          3,155,963     2,667,625
                                        ----------------------------------------------------------

GROSS MARGIN                                511,480       621,735          1,783,691     2,138,414

OPERATING  EXPENSES:
    Design, research and development        288,820       284,871            920,550     1,000,755
    Administrative                           86,236       104,923            296,186       329,328
    Marketing                               233,020       209,112            659,145       610,759
                                        ----------------------------------------------------------

    Total operating expenses                608,076       598,906          1,875,881     1,940,842

INCOME (LOSS) FROM OPERATIONS:              (96,596)       22,829            (92,190)      197,572
                                        ----------------------------------------------------------

OTHER INCOME  (EXPENSE)

   Interest income  (expense), net           (9,537)      (10,977)           (30,057)        7,791
   Other income (expense), net                  556         9,296            (24,296)        4,454
                                        ----------------------------------------------------------

   Total other income (expense)              (8,981)       (1,681)           (54,353)       12,245
                                        ----------------------------------------------------------

NET INCOME (LOSS) BEFORE TAXES             (105,577)       21,148           (146,543)      209,817
   Provision for income taxes                     -         3,765                  -        14,125
                                        ----------------------------------------------------------

NET INCOME  (LOSS)                      $  (105,577)  $    17,383        $  (146,543)  $   195,692
                                        ==========================================================

BASIC AND DILUTED EPS                   $      0.00   $      0.00        $      0.00   $      0.01
                                        ==========================================================

BASIC WEIGHTED AVERAGE SHARES
          OUTSTANDING                    28,955,226    28,721,138         28,913,431    28,721,138
EFFECTIVE OF DILUTIVE OPTIONS                     -     1,437,267                  -     1,847,911
                                        ----------------------------------------------------------

DILUTIVE SHARE OUTSTANDING               28,955,226    30,158,405         29,913,431    30,569,049
                                        ==========================================================

--------------------------------------------------------------------------------------------------
Directors and Officers
--------------------------------------------------------------------------------------------------

Mr.Douglas Mitchell                                    Mr. Harold Blomquist,  Director
CEO, Director

Dr. Klaus Wiemer,  Director                            Dr. Robert Keeley,  Director

Mr. John Heightley,  Director

--------------------------------------------------------------------------------------------------

Home Page:                                             E-Mail
http://www.simtek.com                                  info@simtek.com

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                       SIMTEK CORPORATION


December 15, 1999                      By: /s/Douglas Mitchell
                                          -----------------------------------
                                           DOUGLAS MITCHELL
                                           Chief Executive Officer, President
                                           and Chief Financial Officer
                                           (Acting)








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